Exhibit 99.3

May 6, 2019

Dear [ Customer Name ]:

We are pleased to announce today that Intermolecular (“IMI”) has entered into a definitive agreement pursuant to which IMI will become a wholly owned subsidiary of Merck KGaA, Darmstadt, Germany (“Merck KGaA”). As a result of the planned integration of these leading technology innovators, the two companies expect to be able to provide a more complete portfolio of products and services to address our common customers’ current and future needs. Incorporating IMI into the Merck KGaA family is expected to not only expand and improve IMI’s service offerings but also to accelerate the innovation cycle in materials research to provide comprehensive solutions to customers.

The acquisition is expected to close in the second half of 2019, subject to the approval of IMI’s stockholders, regulatory clearances and the satisfaction of other customary closing conditions.

Merck KGaA is a leading science and technology company that operates across healthcare, life science and performance materials. IMI will continue to focus on providing the high level of product innovation and service that you have been accustomed to. While the merger is pending, IMI will continue to operate as an independent company—no changes will be made to your sales contacts or support model.

We look forward to the next phase in our history, more fully serving your needs and helping you achieve your business and technology goals.

Additional questions, concerns or sales related issues can be directed to Sr. Vice President of Customer Enablement, Joseph R Montano.

Mobile: (617) 308-8865

Email:    joe.montano@intermolecular.com

Sincerely,

Chris Kramer

President and CEO

Intermolecular, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain statements that do not relate solely to historical or present facts and circumstances and which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

3011 N. First Street, San Jose, CA 95134

1934, as amended (the “Exchange Act”), including statements regarding the proposed transaction involving IMI, EMD Group Holding II, Inc. (“Parent”) and Merck KGaA and the ability of IMI, Parent and Merck KGaA to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, or are based on current expectations, estimates, forecasts and projections. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “might,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words and similar expressions. Such forward-looking statements include, among others, IMI’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Actual performance or results may differ materially from those expressed in or suggested by forward-looking statements as a result of various risks, uncertainties, assumptions and other factors, including, without limitation: (i) the risk that any of the conditions to the consummation of the proposed transaction are not satisfied, including the failure to timely or at all obtain the approval of IMI’s stockholders or required regulatory approvals; (ii) the risk that the occurrence of any event, change or other circumstance could give rise to the termination of the merger agreement; (iii) the effect of the announcement or pendency of the proposed transaction on IMI’s business relationships, operating results and business generally and IMI’s ability to hire and retain key personnel; (iv) risks related to diverting management’s attention from IMI’s ongoing business operations; (v) the outcome of any legal proceeding related to the proposed transaction; (vi) unexpected costs, charges or expenses resulting from the proposed transaction; (vii) certain restrictions on IMI’s conduct during the pendency of the proposed transaction that may adversely affect IMI’s ability to pursue certain business opportunities or strategic transactions; (viii) legislative, regulatory and economic developments and market conditions; (ix) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; (x) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (xi) other risks described in IMI’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to (A) those described under the heading “Risk Factors” in IMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (B) those described under the heading “Risk Factors” in IMI’s definitive proxy statement that has or will be filed by IMI with the SEC and (C) the other filings made by IMI with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Any forward-looking statement made in this communication speaks only as of the date on which it is made. You should not put undue reliance on any forward-looking statements. IMI undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If IMI does update one or more forward-looking statements, no inference should be drawn that IMI will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving IMI, Parent and Merck KGaA. In connection with the proposed transaction, IMI will file with the SEC, and mail or otherwise provide to its stockholders, a definitive proxy statement (the “Proxy Statement”) with respect to a special meeting of IMI’s stockholders to approve the proposed transaction. IMI may also file or may have previously filed other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the

Proxy Statement or any other document that may be or may have been filed by IMI with the SEC. IMI’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY IMI WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, OR INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders may obtain free copies of the Proxy Statement and other documents filed by IMI with the SEC (when available) at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the Proxy Statement and other documents filed by IMI with the SEC (when available) by visiting the IMI Investor Relations page on the IMI website at ir.intermolecular.com or by directing a request to following:

IMI Corporate Contact

Bill Roeschlein

Intermolecular, Inc.

Chief Financial Officer

bill.roeschlein@intermolecular.com

(408) 582-5415

Participants in the Solicitation

IMI and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from IMI’s stockholders in connection with the proposed transaction. Stockholders may obtain information regarding the names, affiliations and interests of IMI’s directors and executive officers in IMI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 8, 2019, as amended on April 29, 2019. Additional information regarding the interests of such individuals in the proposed transaction will be included in the Proxy Statement when it is filed with the SEC.